Exhibit 3.690
(Please do not write in spaces below — for Department use)
MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

EFFECTIVE DATE	[STAMP]	Date Received
If different than date of filing:		JUL 16 1980

Corporation Number	029-351
(SEE INSTRUCTIONS ON REVERSE SIDE)
ARTICLES OF INCORPORATION
(Domestic Profit Corporation)
     These Articles of Incorporation are signed by the incorporator(s) for the purpose of forming a profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended, as follows:
ARTICLE I (See Part 1 of instructions on Page 4.)
The name of the corporation is WAYNE DISPOSAL-OAKLAND, INC.
ARTICLE II (See Part 2 of instructions on Page 4.)
      (If space below is insufficient, continue on Page 3.)
     The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.
ARTICLE III
The total authorized capital stock is:

1.	Common Shares	50,000	Par Value Per Share	$	1,00
	Preferred Shares		Par Value Per Share	$

and/or shares without par Value as follows (See Part 3 of instructions on Page 4.)

2.	Common Shares	Stated Value Per Share	$

	Preferred Shares	Stated Value Per Share	$

A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows: (If space below is insufficient, continue on Page 3.)
There shall be one class of stock in this corporation and that shall be common stock. Each share of common stock shall be entitled to one vote per share of stock.

ARTICLE IV
1. The address of the initial registered office is: (See Part 4 of instructions on Page 4.)

331 Hampshire Court	Dearborn	Michigan	48124

NO. AND STREET	CITY		ZIP
2. Mailing address of the initial registered office if different than above (See Part 4 of instructions on Page 4.)

Michigan

P. O. BOX	CITY		ZIP
3. The name of the initial resident agent at the registered office is: Antoinette Ferrantino
ARTICLE V (See Part 5 of instructions on Page 4.)
The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name	Residence or Business Address

Antoinette Ferrantino	331 Hampshire Court, Dearborn, MI 48124

ARTICLE VI OPTIONAL (Delete Article VI if not applicable.)
     When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class If creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.
ARTICLE VII OPTIONAL (Delete Article VII if not applicable.)
     Any action required or permitted by this act to be taken at an annual or special meeting of shareholders may be taken throughout a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.
     Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

(Use space below for continuation of previous Articles and/or for additional Articles.)
     Please indicate which article you are responding to and/or insert any desired additional provisions authorized by the act by adding additional articles here.
I [ILLEGIBLE] the incorporator[ILLEGIBLE] sign my [ILLEGIBLE] name[ILLEGIBLE] this 11th day of July 1980

/s/ Antoinette Ferrantino

ANTOINETTE FERRANTINO

(INSTRUCTIONS ON PAGE 4)

WAYNE DISPOSAL, INC.
331 Hampshire Court
Dearborn, Michigan 48124
July 11, 1980
Michigan Department of Commerce
Corporation and Securities Bureau
Corporation Division
P.O. Box 30054
Lansing, Michigan 48909
     Re: Wayne Disposal-Oakland, Inc.
Gentlemen:
Wayne Disposal, Inc. hereby consents to the incorporation of Wayne Disposal-Oakland, Inc. and the use of “Wayne Disposal” in the corporate name of such corporation.

WAYNE DISPOSAL, INC.
By:	/s/ Michael J. Ferrantino
MICHAEL J. FERRANTINO
President

C&S 515 (Rev 5/95)
MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

Date Received	(FOR BUREAU USE ONLY)
JUL 17 1996	ADJUSTED PURSUANT TO TELEPHONE AUTHORIZATION

Name Jeffrey D. Adelman
Miller, Canfield, Paddock and Stone, P. L. C.
Address
150 West Jefferson, Suite 2500

City	State	Zip Code
Detroit	Ml	48226	EFFECTIVE DATE:
Ç Document will be returned to the name and address you enter above È
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations
 (Please read information and instructions on the last page)
     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:
1.	The present name of the corporation is: Wayne Disposal-Oakland, Inc.

2.	The identification number assigned by the Bureau is: 029-351

3.	The location of the registered office is:

1349 Huron Street South	Ypsilanti	, Michigan	48 197

(Street Address)	(City)		(ZIP Code)
4.	Article VII of the Articles of Incorporation is hereby Amended to read as follows:
“ARTICLE VII
     A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate or limit the liability of a director for any of the following:
(a)	any breach of the director’s duty of loyalty to the corporation or its shareholders;

(b)	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law:

(c)	a violation of Section 551(1) of the Michigan Business Corporation Act (the “Act”);

(d)	a transaction from which the director derived an improper personal benefit; or

(e)	an act or omission occurring prior to the date this Article becomes effective.
     Any repeal, amendment or other modification of this Article VIII shall not increase the liability or alleged liability of any director of the corporation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. If the Act is subsequently amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the Act as so amended.”

5.	COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.
a. ☐	The foregoing amendment to the Articles of Incorporation was duly adopted on the day of , 19 , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.
Signed this                      day of                      , 19                      .

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)
b. ☑	The foregoing amendment to the Articles of Incorporation was duly adopted on the 6th day of December, 1994. The amendment: (check one of the following)
☑	was duly adopted in accordance with Section 611 (2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

☐	was duly adopted by the written consent of all directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

☐	was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☐	was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

Signed this 12 day of July, 1996

By	/s/ Jerry Fore

(Only Signature of President, Vice-President, Chairperson, or Vice-Chairperson)

Jerry Fore	Vice President

(Type or Print Name)	(Type or Print Title)

C&S 515 (Rev. 8/96)
MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU

Date Received	(FOR BUREAU USE ONLY)
MAR 16 1998	ADJUSTED PURSUANT TO TELEPHONE AUTHORIZATION

PH. 517-663-2525 Ref # 81639
Attn: Cheryl J. Bixby
MICHIGAN RUNNER SERVICE
P.O. Box 266
Eaton Rapids, MI. 48827-0266	EFFECTIVE DATE:
Ç Document will be returned to the name and address you enter above È
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit Corporations
(Please read information and instructions on the last page)
     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:
1.	The present name of the corporation is: Wayne Disposal — Oakland, Inc.

2.	The identification number assigned by the Bureau is: 029-351

3.	The location of its registered office is:

c/o The Corporation Company, 30600 Telearaph Rd.,	Bingham Farms	Michigan	48025

(Street Address)	(City)		(ZIP code)
4.	Article I of the Articles of Incorporation is hereby amended to read as follows:

The name of the corporation is Oakland Heights Development, Inc.

5.	(For amendments Adopted by [ILLEGIBLE] consent of incorporators before the first meeting of the board of directors or trustees.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the day of ,19 , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.
Signed this                      day of                     , 19      .

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)
6.	(For profit corporations, and for nonprofit corporations whose articles state the corporation is organized on a stock or on a membership basis.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the, 10th day of March, 1998 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)
☐	at a meeting. The necessary votes were cast in favor of the amendment.

☐	by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☑	by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

Signed this 10th day of March, 1998

By /s/ Donald.W. Slager

(Signature of President, Vice-President, Chairperson, Vice-Chairperson)

D.W. Slager, Executive Vice President

(Type or Print Name)	(Type or Print Title)